Exhibit 99.1

News Release

For Immediate Release
Contact:	Kyle McClure
Director, Treasury and Investor Relations
713-209-8631
Kyle.McClure@CooperIndustries.com

Cooper Industries Reports Record Second Quarter Results

•	Second Quarter EPS a Record $1.17, Up 22%
•	Total Revenue up 7.4%, Core Revenue up 5.5%

Dublin, Ireland, July 25, 2012 – Cooper Industries plc (NYSE: CBE) today reported record second quarter earnings per share of $1.17, an increase of 22% compared to earnings per share of $.96 for the same period last year. Total operating profit margin was 16.7% for the second quarter of 2012, an increase from 15.8% in the same period last year. During the quarter, the Company recognized $10.7 million of expense relating to the previously announced Eaton Corporation (NYSE: ETN) transaction and certain legacy environmental issues, primarily offset by a $9.1 million gain from the sale of the Envirotemp FR3 fluid business and brand. Excluding the effect of these items, total operating profit margin was 16.8% for the second quarter of 2012, up from 15.8% in the same period last year.

Second quarter 2012 revenues increased $100.8 million, or 7.4%, to $1.47 billion compared to revenues of $1.37 billion in the second quarter of the prior year. Core revenue growth was 5.5%, with acquisitions adding 3.6% and currency translation reducing reported revenues by 1.7% when compared to the prior year. For the quarter, the book-to-bill ratio was 102%, resulting in a backlog that is 20% above the December 31, 2011 backlog. The order rate slowed during the quarter with the June book-to-bill ending at 98%. Growth remained solid in the United States and developing markets where businesses selling into key growth markets such as industrial, utility, and oil & gas, more than offset the continued tepid demand in both commercial and residential construction markets.

During the first six months of 2012 Cooper reported free cash flow of $181.0 million. The company’s total debt net of cash as of June 30 was $720.7 million, which resulted in a 15.8% net debt-to-capitalization ratio.

Market Commentary

Geographic End Markets

Core growth for the United States and Canada was 6%, reflecting the continued favorable growth trends in the industrial and utility end markets. The North American lighting business showed mid-single digit core growth driven by continued adoption of LED technology and demand for energy efficient products.

Even in a shifting and uncertain environment in Western Europe, core growth was up 1.3%, which was the result of outstanding execution and highlights the breadth of the Company’s exposure to large industrial and energy projects. In addition, the distribution of the Company’s European revenue is more weighted to Germany, France, United Kingdom and Northern Europe which benefited the quarter. Commercial product activity was negative as a result of the continued weakness in commercial end markets.

Core growth for developing markets was 8%. Latin America, Australia and the Middle East experienced strong double-digit core growth due to continued demand related to large global energy projects, while China experienced slightly negative core growth, reflecting the slowdown in industrial project activity and consumer-related end markets.

Industry End Markets

The momentum from 2011 and Q1 2012 continued with very solid project activity in the energy markets and demand in the industrial distribution/MRO markets. Increased market growth is being driven by capital spending and improved utilization in the industrial manufacturing and energy markets.

Utility end markets continued to experience solid investment trends in transmission and distribution, with emphasis on replacement of aged infrastructure with Transformers and LIPE products experiencing solid growth. Sales for the Energy Automation Solutions (EAS) business continued to be somewhat muted.

Commercial construction activity was bolstered by slight improvements in new projects and continued retrofit/remodeling activity. New products, particularly those with energy efficient features, showed the greatest improvement.

After experiencing two consecutive quarters of double-digit growth, our retail channel business was down 3% for the quarter.

Segment Results

Energy & Safety Solutions

Segment revenues for the second quarter of 2012 increased 5.7% to $793.6 million, compared with $751.1 million in the second quarter 2011. Core revenues were 6.6% higher than the comparable prior year period, with acquisitions adding 1.5% and currency translation reducing reported revenues by 2.4%. Core revenue growth was driven by continued demand for utility products and strong demand for our highly specified products destined for the global industrial and energy markets.

Segment operating earnings were $160.8 million, an increase of 20.4% from the $133.5 million in the prior year’s second quarter. Segment operating margin increased 250 basis points to 20.3% for the second quarter 2012, compared to 17.8% for the second quarter of 2011.

During the quarter, a $9.1 million gain was recognized related to the sale of the Envirotemp FR3 fluid business and brand. Excluding the gain and the impact of acquisitions, segment operating earnings were $150.5 million, an increase of 12.7% and segment operating margin increased 140 basis points to 19.2%.

Electrical Products Group

Segment revenues for the second quarter of 2012 increased 9.4% to $676.1 million, compared with $617.8 million in the second quarter 2011. Core revenues were 4.2% higher than prior year, with acquisitions adding 6.2% and currency translation decreasing reported results by 1.0%. Core revenue growth was driven by industrial and commercial products relating to large energy projects and continued robust demand for energy efficient products. The growth was somewhat muted by the continued weak commercial and residential construction markets.

Segment operating earnings were $99.9 million, an increase of 7.3% from the $93.1 million reported in the prior year’s second quarter. Segment operating margin decreased 30 basis points to 14.8% for the second quarter of 2012, compared to a second quarter 2011 of 15.1%. Excluding the impact from acquisitions, segment operating margin increased 50 basis points to 15.6%.

Tools Joint Venture

Equity income from the Apex Tool Group joint venture was $18.1 million for the second quarter of 2012, compared to equity income of $14.4 million in the second quarter of 2011. The earnings improvement was a result of solid top line results and the continued benefits resulting from productivity projects.

Cooper Industries Announces Two Acquisitions:

Cooper Industries completed in June the acquisition of Azonix Corporation, a leading manufacturer of human machine interface (HMI) devices for application in harsh and hazardous environments, from Azonix’s parent company, Crane Co. (NYSE:CR).

•	Azonix specializes in the design and manufacture of ruggedized, explosion-proof HMI products that are sold into oil & gas, industrial and military markets.

•	The Azonix portfolio also includes highly-specified ultra-rugged computers, measurement control systems and intelligent data acquisition products.

•	Azonix’s HMI product offering nicely complements the HMI product portfolio offered by MTL’s GeCma unit.

•	Headquartered in Billerica, Massachusetts, Azonix joins the MTL Instruments Group, which is part of the Cooper Crouse-Hinds division.

Cooper Industries announces it has entered into a definitive agreement to acquire the FHF Funke+Huster Fernsig Group of companies (FHF Group), a leading manufacturer and distributor of hazardous and industrial telephones, signaling devices and mining communications systems, from FHF Group parent company, Apricum Capital GmbH.

•

The FHF Group, which is headquartered in Mulheim, Germany, specializes in the design and manufacture of hazardous and industrial telephones and signaling devices for offshore, onshore, and industrial applications.

•	The FHF Group will add new and complementary products to Cooper’s oil & gas and mining portfolios.

•	The FHF Group will join the Cooper Safety division.

The Company has now completed 14 acquisitions around the Energy vertical market.

Outlook

Because of the previously announced transaction with Eaton Corporation (NYSE: ETN), the Company has suspended providing earnings guidance updates.

About Cooper

Cooper is a diversified global manufacturer of electrical components and tools, with 2011 reve-nues of $5.4 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation and evolving business practices, while maintaining the highest ethical standards and meeting customer needs. Cooper has seven operating divisions with leading po-sitions and world-class products and brands including Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fix-tures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long term growth trends including the global in-frastructure build out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2011, 62 percent of total sales were to customers in the industrial and utility end-markets and 40 percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011.

Statement Required By The Takeover Rules

The directors of Cooper accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Cooper (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2012	2011
	(in millions where applicable)
Revenues	$1,469.7	$1,368.9

Cost of sales	949.3	907.1
Selling and administrative expenses	293.7	259.7
Equity in income of Apex Tool Group, LLC	18.1	14.4

Operating earnings	244.8	216.5
Interest expense, net	14.8	17.1

Income before income taxes	230.0	199.4
Income taxes	41.0	38.0

Net income	$189.0	$161.4

Net Income Per Common share:
Basic	$1.18	$.98
Diluted	$1.17	$.96

Shares Utilized in Computation of Income Per Common Share:
Basic	159.7 million	165.4 million
Diluted	161.6 million	167.7 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2012	2011
Revenues	100.0%	100.0%
Cost of sales	64.6%	66.3%
Selling and administrative expenses	20.0%	19.0%
Operating earnings	16.7%	15.8%
Income before income taxes	15.6%	14.6%
Net income	12.9%	11.8%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)

Additional Information for the Three Months Ended June 30

Segment Information

	Quarter Ended June 30,
	2012	2011
	(in millions)
Revenues:
Energy & Safety Solutions	$793.6	$751.1
Electrical Products Group	676.1	617.8

Total	$1,469.7	$1,368.9

Segment Operating Earnings:
Energy & Safety Solutions	$160.8	$133.5
Electrical Products Group	99.9	93.1

Total Segment Operating Earnings	260.7	226.6

General Corporate Expense	34.0	24.5
Equity in income of Apex Tool Group, LLC	18.1	14.4
Interest expense, net	14.8	17.1

Income before income taxes	$230.0	$199.4

	Quarter Ended June 30,
	2012	2011
Return on Sales:
Energy & Safety Solutions	20.3%	17.8%
Electrical Products Group	14.8%	15.1%
Total Electrical Segments	17.7%	16.6%

CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2012	2011
	(in millions where applicable)
Revenues	$2,873.3	$2,646.6
Cost of sales	1,871.6	1,750.8
Selling and administrative expenses	577.8	510.6
Equity in income of Apex Tool Group, LLC	32.4	28.9

Operating earnings	456.3	414.1

Interest expense, net	29.4	33.4

Income from continuing operations before income taxes	426.9	380.7
Income taxes	77.2	63.5

Income from continuing operations	349.7	317.2
Income related to discontinued operations, net of income taxes	—	190.3

Net income	$349.7	$507.5

Net Income Per Common share:
Basic:
Continuing operations	$2.19	$1.92
Discontinued operations	—	1.15

Net Income	$2.19	$3.07

Diluted:
Continuing operations	$2.17	$1.89
Discontinued operations	—	1.14

Net Income	$2.17	$3.03

Shares Utilized in Computation of Income Per Common Share:
Basic	159.4 million	165.2 million
Diluted	161.3 million	167.7 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2012	2011
Revenues	100.0%	100.0%
Cost of sales	65.1%	66.2%
Selling and administrative expenses	20.1%	19.3%
Operating earnings	15.9%	15.6%
Income from continuing operations before income taxes	14.9%	14.4%
Income from continuing operations	12.2%	12.0%

CONSOLIDATED RESULTS OF OPERATIONS (Continued)

Additional Information for the Six Months Ended June 30

Segment Information

	Six Months Ended June 30,
	2012	2011
	(in millions)
Revenues:
Energy & Safety Solutions	$1,545.3	$1,431.9
Electrical Products Group	1,328.0	1,214.7

Total	$2,873.3	$2,646.6

Segment Operating Earnings:
Energy & Safety Solutions	$287.0	$249.8
Electrical Products Group	192.3	181.7

Total Segment Operating Earnings	479.3	431.5

General Corporate Expense	55.4	46.3
Equity in income of Apex Tool Group, LLC	32.4	28.9
Interest expense, net	29.4	33.4

Income before income taxes	$426.9	$380.7

	Six Months Ended June 30,
	2012	2011
Return on Sales:
Energy & Safety Solutions	18.6%	17.4%
Electrical Products Group	14.5%	15.0%
Total Electrical Segments	16.7%	16.3%

CONSOLIDATED BALANCE SHEETS

(PRELIMINARY)

	June 30,	December 31,
	2012	2011
	(in millions)
ASSETS
Cash and cash equivalents	$706.2	$676.6
Receivables, less allowances	995.4	878.8
Inventories	544.4	466.3
Current discontinued operations receivable	2.1	3.8
Other current assets	260.9	265.9

Total current assets	2,509.0	2,291.4

Property, plant and equipment, less accumulated depreciation	643.3	625.4
Investment in Apex Tool Group, LLC	552.5	521.9
Goodwill	2,559.6	2,513.5
Other intangible assets, less accumulated amortization	417.5	380.4
Long-term discontinued operations receivable	4.0	5.1
Other noncurrent assets	108.0	109.9

Total assets	$6,793.9	$6,447.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$5.1	$6.4
Accounts payable	558.3	502.6
Accrued liabilities	605.2	615.3
Current discontinued operations liability	17.1	9.3
Current maturities of long-term debt	325.3	325.0

Total current liabilities	1,511.0	1,458.6

Long-term debt	1,096.5	1,096.2
Long-term discontinued operations liability	23.5	40.5
Other long-term liabilities	312.6	316.3

Total liabilities	2,943.6	2,911.6

Common stock, $.01 par value	1.7	1.7
Capital in excess of par value	30.9	—
Retained earnings	4,716.9	4,421.8
Treasury stock	(671.6)	(671.6)
Accumulated other comprehensive loss	(227.6)	(215.9)

Total shareholders’ equity	3,850.3	3,536.0

Total liabilities and shareholders’ equity	$6,793.9	$6,447.6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(PRELIMINARY)

	Six Months Ended June 30,
	2012	2011
	(in millions)
Cash flows from operating activities:
Net income	$349.7	$507.5
Less: Income related to discontinued operations	—	190.3

Income from continuing operations	349.7	317.2
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	68.8	63.6
Deferred income taxes	(10.1)	31.1
Excess tax benefits from stock options and awards	(13.8)	(10.6)
Distribution of earnings from Apex Tool Group, LLC	6.9	12.3
Equity in income of Apex Tool Group, LLC	(32.4)	(28.9)
Changes in assets and liabilities(1)
Receivables	(119.1)	(102.9)
Inventories	(80.5)	(57.6)
Accounts payable and accrued liabilities	40.3	(0.7)
Discontinued operations assets and liabilities, net	(6.4)	(247.7)
Other assets and liabilities, net	52.8	2.2

Net cash provided by (used in) operating activities	256.2	(22.0)

Cash flows from investing activities:
Capital expenditures	(75.8)	(49.0)
Cash paid for acquired businesses	(101.2)	(9.8)
Proceeds from sales of property, plant and equipment and other	0.6	12.7

Net cash used in investing activities	(176.4)	(46.1)

Cash flows from financing activities:
Repayments of long-term debt	(0.2)	(2.5)
Short-term debt, net	(1.3)	7.7
Debt issuance costs	—	(1.0)
Dividends	(95.1)	(93.0)
Purchases of treasury shares	—	(40.5)
Purchases of common shares for cancellation	(7.4)	—
Excess tax benefits from stock options and awards	13.8	10.6
Proceeds from exercise of stock options and other	47.6	48.5

Net cash used in financing activities	(42.6)	(70.2)

Effect of exchange rate changes on cash and cash equivalents	(7.6)	8.1

Increase (decrease) in cash and cash equivalents	29.6	(130.2)
Cash and cash equivalents, beginning of period	676.6	1,035.3

Cash and cash equivalents, end of period	$706.2	$905.1

(1)	Net of the effects of translation and acquisitions

RECONCILIATION OF NON-GAAP MEASURES

Ratios of Debt-To-Total Capitalization

And Net Debt-To-Total Capitalization Reconciliation

(Preliminary)

	June 30,	December 31,
	2012	2011
	(in millions where applicable)
Short-term debt	$5.1	$6.4
Current maturities of long-term debt	325.3	325.0
Long-term debt	1,096.5	1,096.2

Total debt	1,426.9	1,427.6
Total shareholders’ equity	3,850.3	3,536.0

Total capitalization	$5,277.2	$4,963.6

Total debt-to-total-capitalization ratio	27.0%	28.8%

Total debt	$1,426.9	$1,427.6
Less: Cash and cash equivalents	706.2	676.6

Net debt	$720.7	$751.0

Total capitalization	$5,277.2	$4,963.6
Less: Cash and cash equivalents	706.2	676.6

Total capitalization net of cash	$4,571.0	$4,287.0

Net debt-to-total-capitalization ratio	15.8%	17.5%

Note: Management believes that net debt to capital is a useful measure regarding Cooper Industries’ financial leverage for evaluating the Company’s ability to meet its funding needs.

Free Cash Flow Reconciliation

	Six Months Ended June 30,
	2012	2011
	(in millions)
Net cash provided by (used in) operating activities	$256.2	$(22.0)
Less capital expenditures	(75.8)	(49.0)
Add proceeds from sales of property, plant and equipment and other	0.6	12.7
Add asbestos trust settlement funding	—	250.0

Free cash flow	$181.0	$191.7

Note: Management believes that free cash flow provides useful information regarding Cooper Industries’ ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and strengthening the balance sheet.

RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Operating Income Adjustments

	Energy & Safety Solutions		Electrical Products
	Three Months Ended June 30,		Three Months Ended June 30,
(in millions where applicable)	2012	2011	2012	2011
Revenues:
As Reported	$793.6	$751.1	$676.1	$617.8
Impact of acquisitions	11.4	—	38.4	—

Adjusted Revenues	$782.2	$751.1	$637.7	$617.8
Operating Earnings:
As Reported	$160.8	$133.5	$99.9	$93.1
Impact of acquisitions – loss/(profit)	1.2	—	0.5	—
Gain on sale of FR3 Product Line	9.1	—	—	—

Adjusted Operating Earnings	$150.5	$133.5	$99.4	$93.1
Operating Earnings as % of Revenue:
As Reported	20.3%	17.8%	14.8%	15.1%
As Adjusted	19.2%	17.8%	15.6%	15.1%

	Total Segments
(in millions where applicable)	Three Months Ended June 30,
	2012	2011
Revenues:
As Reported	$1,469.7	$1,368.9
Impact of acquisitions	49.8	—

Adjusted Revenues	$1,419.9	$1,368.9
Segment Operating Earnings:
As Reported	$260.7	$226.6
Impact of acquisitions – loss/(profit)	1.7	—
Gain on sale of FR3 Product Line	9.1	—

Adjusted Segment Operating Earnings	$249.9	$226.6
Segment Operating Earnings as % of Revenue:
As Reported	17.7%	16.6%
As Adjusted	17.6%	16.6%

SEGMENT OPERATING MARGIN WALK

	ESS Segment	EPG Segment	Total Segments
Q2 2011 Segment Operating Margin	17.8%	15.1%	16.6%

Volume/Mix	-0.3%	0.2%	-0.2%
Acquisitions	-0.1%	-0.8%	-0.5%
Price/Economics/Productivity	1.6%	0.4%	1.2%
Restructuring Costs	0.1%	-0.1%	0.0%
Sale of Envirotemp FR3	1.2%		0.6%

Q2 2012 Segment Operating Margin	20.3%	14.8%	17.7%

Leverage – As Reported	64%	12%	34%
Leverage – Excluding Acquisitions, Envirotemp FR3	52%	39%	47%